Exhibit 24

                                POWER OF ATTORNEY

      Each Director of PSEG Energy Holdings Inc. whose signature appears below hereby appoints Bruce E. Walenczyk the agent for service named in this Registration Statement, and James T. Foran, Esq. as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission this Registration Statement and any and all additional amendments, including post-effective amendments to this Registration Statement.

          Signature                      Title                      Date
          ---------                      -----                      ----

      /s/ FRANK CASSIDY                 Director               July 10, 2000
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        Frank Cassidy

/s/ ROBERT J. DOUGHERTY, JR.            Director               July 10, 2000
----------------------------
     Robert J. Dougherty

    /s/ E. JAMES FERLAND                Director               July 10, 2000
----------------------------
      E. James Ferland

    /s/ ROBERT C. MURRAY                Director               July 10, 2000
----------------------------
      Robert C. Murray

    /s/ R. EDWIN SELOVER                Director               July 10, 2000
----------------------------
      R. Edwin Selover